UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

WCA Waste Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50808	20-0829917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway, Suite 1400	77056
Houston, Texas 77056	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (713) 292-2400

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On December 15, 2010, WCA Waste Corporation (the “Company”), WCA Waste Systems, Inc., (“WCA Systems”), WCA of Mississippi, LLC (“WCA Mississippi” and, together with the Company and WCA Systems, the “WCA Parties” ), entered into an Equity Interest Purchase Agreement (the “Agreement”) with EWS Holdings, LLC, (“EWS Holdings”), WRH Gainesville, LLC (“WRH Gainesville”), WRH Gainesville Holdings, LLC (“WRH Gainesville Holdings”), WRH Orange City, LLC (“WRH Orange City”), EWS Central Florida Hauling, LLC (“EWS CF”), MacLand Holdings, Inc. (“MacLand Holdings”), MacLand Disposal Center, Inc. (“MacLand I”), MacLand Disposal Inc. II (“MacLand II”) and Emerald Waste Services, LLC (“EWS” and, together with WRH Gainesville, WRH Gainesville Holdings, WRH Orange City, EWS CF, MacLand I and MacLand II, the “Acquired Companies”).

Pursuant to the Agreement, the WCA Parties will acquire all of the outstanding equity interests of the Acquired Companies, which own and operate the MacLand I commercial and industrial municipal solid waste landfill and the MacLand II construction and demolition landfill located in Mississippi which services five counties in Mississippi and Alabama, and a transfer station and hauling operations located in central Florida which consist of 115 residential, commercial and roll-off routes servicing seven counties in the Gainesville, Orange City and Daytona Beach market areas.

The Agreement provides for the Company to pay, as closing consideration, $47,000,000 in cash, which will be used primarily to pay all existing indebtedness of the Acquired Companies, and issue shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), with a value of $15,500,000 based on the closing price of the Common Stock on the closing date (the “Closing Shares”); provided, however, that in no event shall the Company issue more than the lesser of 3,900,000 shares of Common Stock or a number of shares of Common Stock in excess of 19.9% of the issued and outstanding shares of Common Stock as of the closing date.  In addition, the Company will pay up to an additional $5,000,000 (the “Earn-Out Payment”), in cash or Common Stock at the Company’s option, in the event that the business of MacLand I and MacLand II achieves at least $3.5 million in EBITDA for any four consecutive fiscal quarters through and including the quarter ending December 31, 2012; provided, however, that in no event shall the number of shares of Common Stock issued as all or a portion of the Earn-Out Payment exceed, when combined with the Closing Shares, 19.9% of the issued and outstanding shares of Common Stock as of the closing date unless the Company seeks and obtains approval of its stockholders prior to any such issuance.

The closing of the acquisition is subject to certain conditions, including regulatory approvals.

A copy of the Equity Interest Purchase Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION

Date: December 20, 2010	/s/ Charles A. Casalinova
Charles A. Casalinova
Senior Vice President and Chief Financial Officer